Exhibit 10.1

AMENDMENT NO. 8 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 8 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 16, 2010 by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc., a Delaware corporation (“Holdings”), Wells Fargo Capital Finance, LLC, as a Lender and as Agent for all Lenders (“Agent”), Bank of America, N.A., as a Lender, Morgan Stanley Bank, N.A., as a Lender, and the other Lenders party to the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of December 8, 2008 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and

WHEREAS, Borrower has requested (a) the Fusepoint Advance pursuant to the terms of the Credit Agreement and (b) that Agent and Lenders provide for, among other things, an increase in the Maximum Revolver Amount pursuant to Section 2.1(d) of the Credit Agreement and the addition of Bank of America, N.A. and Morgan Stanley Bank, N.A. to the Credit Agreement, in each case as a Lender, and Agent, Lenders, Borrower and Holdings have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance upon the representations and warranties of Borrower set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 2.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) [Intentionally omitted]

(b) Schedule C-1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(c) Schedule Q-1 of the Credit Agreement is hereby amended to add the information set forth on Exhibit B hereto.

(d) Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the definitions of each of “Bank Product Provider”, “Fusepoint Advance” and “Maximum Revolver Amount” set forth therein as follows:

“Bank Product Provider” means Wells Fargo, Bank of America, N.A., Morgan Stanley Bank, N.A. or any of their respective Affiliates.

“Fusepoint Advance” means an Advance of not less than $75,000,000 subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.6.

“Maximum Revolver Amount” means $150,000,000, as the same may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

(e) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definition thereto in appropriate alphabetical order as follows:

“Eighth Amendment Effective Date” means June 16, 2010.

2. Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that:

(a) The execution, delivery and performance of this Amendment, the Consent and Reaffirmation attached hereto and all other documents, agreements and instruments executed and delivered in connection herewith have been duly authorized by all requisite corporate or limited liability company action on the part of each Loan Party, as applicable;

(b) No Default or Event of Default has occurred and is continuing; and

(c) The representations and warranties set forth in the Credit Agreement, and in the other Loan Documents, as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of each of this Amendment and the Consent and Reaffirmation attached hereto, together with such other documents, agreements and instruments as may be requested as required by Agent in connection with this Amendment;

(b) Borrower shall have requested the Fusepoint Advance pursuant to Section 3.6 of the Credit Agreement;

(c) Agent shall have received payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to that certain Amended and Restated Fee Letter dated as of May 28, 2010 among Borrower and Agent, as amended, supplemented or otherwise modified from time to time;

(d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(e) No Default or Event of Default shall have occurred and be continuing.

4. New Lenders.

(a) Each of Bank of America, N.A. and Morgan Stanley Bank, N.A. (each a “New Lender” and collectively, the “New Lenders”) (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon Agent or any Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Each New Lender agrees to deliver to Agent a completed administrative questionnaire in which such New Lender designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower and the Loan Parties or their respective securities) will be made available and who may receive such information in accordance with such New Lender’s compliance procedures and applicable laws, including Federal and state securities laws.

(b) Agent and each Lender (including each New Lender) hereby agree that on the date hereof, (a) the aggregate Revolver Commitments are being increased as reflected on Schedule C-1 (as amended by this Amendment), (b) the Revolver Commitment of WFF, as a Lender (the “Existing Lender”), is being increased as reflected on Schedule C-1 (as amended by this Amendment) and (c) the New Lenders are joining the Credit Agreement as Lenders, purchasing Advances from the Existing Lender, making Revolver Commitments under the Credit Agreement and making Advances. In connection with the foregoing, each New Lender agrees to purchase from the Existing Lender (and will be deemed, without the taking of any further action, to have purchased from Existing Lender), as necessary, such portions of the Commitments and Advances as are necessary so that on the date hereof, after giving effect to such purchases and sales, and after the consummation of the Fusepoint Purchase Acquisition, each Lender has the Commitments and the outstanding Advances set forth on the Schedule C-1 (as amended by this Amendment).

5. Notice of Name Change. Pursuant to Section 6.5 of the Credit Agreement, Borrower hereby provides notice to Agent and each Lender that promptly after the consummation of the Fusepoint Purchase Acquisition, Holdings and Borrower shall cause the name of Fusepoint Inc. to be changed to SAVVIS Canada, Inc. and Fusepoint Managed Services Inc. to be changed to SAVVIS Communications Canada, Inc. Agent and each Lender hereby waive the 30 day notice requirement under Section 6.5 of the Credit Agreement with respect to each of such name changes.

6. Miscellaneous.

(a) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith and all other instruments or documents provided for therein or to be delivered thereunder or in connection therewith. All obligations provided herein shall survive any termination of the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any party delivering an executed counterpart to this Amendment by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

7. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which any Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Gregory W. Freiberg
Title:	CFO
Gregory W. Freiberg

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Gregory W. Freiberg
Title:	CFO
Gregory W. Freiberg

Signature Page to Amendment No. 8 to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ John Nocita
Title:	John Nocita
Managing Director

Signature Page to Amendment No. 8 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., a National Association, as a Lender

By:	/s/ Eric A. Escagne
Name:	Eric A. Escagne
Title:	Senior Vice President

Signature Page to Amendment No. 8 to Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., a National Association, as a Lender

By:	/s/ Steve King
Title:	Authorized Signatory

Signature Page to Amendment No. 8 to Amended and Restated Credit Agreement

Exhibit A

SCHEDULE C-1

Commitments

Lender	Revolver Commitment	Advances Outstanding on Eighth Amendment Effective Date*	Total Commitment
Wells Fargo Capital Finance, LLC	$100,000,000	$73,333,333.34	$100,000,000
Bank of America, N.A.	$25,000,000	$18,333,333.33	$25,000,000
Morgan Stanley Bank, N.A.	$25,000,000	$18,333,333.33	$25,000,000
All Lenders	$150,000,000	$110,000,000	$150,000,000

*	In addition to Advances, on the Eighth Amendment Effective Date, there are $28,438,482.91 of outstanding Letters of Credit and each Lender’s Pro Rata Share of such outstanding Letters of Credit follows: (a) Wells Fargo Capital Finance, LLC, $18,958,988.61, (b) Bank of America, N.A., $4,739,747.15 and (c) Morgan Stanley Bank, N.A., $4,739,747.15.

Exhibit B

SCHEDULE Q-1

Foreign Subsidiaries

Fusepoint Managed Services Inc.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 8 to Amended and Restated Credit Agreement (the “Amendment”); (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the terms of the Amendment (including without limitation Section 7 of the Amendment); and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

SAVVIS, INC., a Delaware corporation

By:	/s/ Gregory W. Freiberg
Title:	CFO
Gregory W. Freiberg

SAVVIS COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Gregory W. Freiberg
Title:	CFO
Gregory W. Freiberg

SAVVIS FEDERAL SYSTEMS, INC., a Delaware corporation

By:	/s/ Gregory W. Freiberg
Title:	CFO
Gregory W. Freiberg

Consent and Reaffirmation to Signature Page to Amendment No. 8 to Amended and Restated Credit Agreement